  First Industrial Realty Trust, Inc.
  311 South Wacker Drive
  Suite 4000
  Chicago, IL 60606
  312/344-4300
  FAX: 312/922-9851
  MEDIA RELEASE
First Industrial Realty Trust Reports
Second Quarter 2009 Results
•	FFO Per Share of $0.50 Includes $0.08 Gain on Retirement of Debt Plus Other One-Time Items

•	JV FFO Benefited from Gain and Incentive Fees from a $44.6 Million Sale to a User Buyer

•	Closed Three Secured Financing Transactions Totaling $154 Million

•	Retired $125 Million June 2009 Senior Unsecured Debt Maturity

•	Repurchased $15.7 Million of Other Senior Unsecured Debt in the Second Quarter; Bought Back Additional $56.5 Million in Third Quarter to Date

•	Completed $13.6 Million Asset Sales on Balance Sheet in Second Quarter; Additional $12.6 Million Completed in Third Quarter to Date

•	Raises FFO Guidance by $0.42 at Midpoint, Reflecting Impact of Debt Repurchases and Other One-Time Items
CHICAGO, August 4, 2009 — First Industrial Realty Trust, Inc. (NYSE: FR), a leading provider of industrial real estate supply chain solutions, today announced results for the quarter ended June 30, 2009. Diluted net income (loss) available to common stockholders per share (EPS) was $(0.17), down from $0.92 in second quarter 2008. Second quarter funds from operations (FFO) were $0.50 per share/unit on a diluted basis, up from $0.42 per share/unit a year ago. EPS and FFO results benefited from an $0.08 per share gain on retirement of debt for the quarter, a $0.05 per share gain related to the mark-to-market of derivatives, and an income tax benefit of $0.05 per share.
“We successfully completed $154 million of secured financings and retired our $125 million June debt maturity during the quarter,” said Bruce W. Duncan, president and CEO. “Operating results were in line with our expectations, as our portfolio occupancy declined, reflective of the challenging economic conditions. We also completed the sale of a development and neighboring land parcel in one of our joint ventures that met the strategic needs of a user buyer, positively impacting FFO for the quarter.”
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Portfolio Performance for On Balance Sheet Properties
•	In-service occupancy was 82.1%, down from 86.0% in 1Q09

•	Retained tenants in 55% of square footage up for renewal, vs. 69% in 1Q09, reflecting anticipated move-outs

•	Excluding lease termination fees, same property cash basis net operating income (NOI) declined 2.2%. Including lease termination fees, same property NOI declined 2.0%

•	Rental rates decreased 4.2%; leasing costs were $3.28 per square foot, compared to $2.18 in 1Q09, due to higher costs associated with longer lease terms for second quarter transactions
Financial Position (Balance Sheet Information)
•	Closed three secured financing transactions totaling $154 million, with proceeds used to retire senior notes maturing in June and to repurchase unsecured debt

•	Repurchased $19.3 million of the June 2009 senior notes prior to maturity at 99% of par

•	Bought back a total of $15.7 million of senior notes maturing after 2009 during the quarter at 76% of par

•	Repurchased $56.5 million of senior debt in third quarter to date at 76% of par

•	Less than $19 million of debt maturing and principal payments due through the end of 2010

•	87% of real estate assets are unencumbered by mortgages

•	7.5 years weighted average maturity of permanent debt
“Since the end of the second quarter, we have successfully repurchased $56.5 million of unsecured debt on the open market,” said Scott Musil, acting chief financial officer. “We will continue to seek opportunities to further reduce leverage and improve our overall capital position through additional secured financings and asset sales.”
Asset Sales and Investments
Balance Sheet
•	Sold three facilities totaling 647,000 s.f. at a weighted average cap rate of 9.1% for a total of $13.6 million
•	Since the end of the second quarter, sold five properties totaling 154,000 s.f. at a weighted average cap rate of 7.3% and 6.6 acres of land, for a total of $12.6 million
Joint Ventures
•	Sold one vacant development totaling 469,000 s.f. and an adjoining land parcel to a user for a total of $44.6 million, and completed one additional land sale for $2.2 million

•	Placed two developments in-service totaling $23.3 million with a weighted average in-place cap rate of 7.9%
Common Dividend Policy
As announced in March, First Industrial’s dividend policy is to distribute the minimum amount required to maintain its REIT status. If required to pay common stock dividends in 2009, depending on its taxable income, the Company may elect to satisfy this obligation by distributing a combination of cash and common shares. The Company will make a determination regarding its 2009 dividend in the fourth quarter.
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Outlook
Mr. Duncan stated, “Demand for industrial space continues to be pressured by economic conditions and competition for tenants remains fierce. Given this further deterioration in industry fundamentals, we are reducing our occupancy and same store NOI guidance. However, we are increasing FFO guidance significantly, primarily due to the impact of gains on debt repurchases completed in the second quarter and third quarter to date, as well as other one-time items.”

	Low End of	High End of
	Guidance for 2009	Guidance for 2009
	(Per share/unit)	(Per share/unit)

Net Loss Available to Common Stockholders	$(1.30)	$(1.20)
Add: Real Estate Depreciation/Amortization	3.11	3.11
Gain from Sale of Depreciated Properties YTD 2009	(0.16)	(0.16)

FFO (NAREIT Definition)	$1.65	$1.75

FFO Excluding Restructuring Charges	$1.77	$1.87

The following assumptions were used:
•	Average in-service occupancy for 2009 of 81.5% to 83.5%

•	Same-store NOI of -4% to -6%

•	JV FFO of $13.5 million to $15.5 million

•	General and administrative expense of approximately $40 million to $42 million, with the increase from prior guidance attributable to incentive compensation accruals

•	Restructuring charges of $6 million ($3 million cash, $3 million non-cash), as announced in the first quarter

•	The Company has repurchased $56.5 million of debt since June 30, 2009. Included in FFO and EPS guidance is approximately $0.24 per share of gain related to the repurchase of this debt. The Company is targeting additional debt repurchases in 2009; however, the impact of any future repurchases is not reflected in the FFO and EPS guidance above.

•	The Company plans to sell additional properties in 2009 depending upon market conditions, including previously depreciated assets, the impact of which is not included in FFO under the NAREIT definition. The impact of future sales is also excluded from our EPS guidance above.
A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of the United States and Canada, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.
FFO Definition
First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
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First Industrial Realty Trust, Inc. (NYSE: FR) provides industrial real estate solutions for every stage of a customer’s supply chain, no matter how large or complex. Across major markets in the United States and Canada, our local market experts manage, lease, buy, (re)develop, and sell industrial properties, including all of the major facility types — bulk and regional distribution centers, light industrial, manufacturing, and R&D/flex. We continue to receive leading customer service scores from Kingsley Associates, an independent research firm, and in total, we own, manage and have under development 96 million square feet of industrial space. For more information, please visit us at www.firstindustrial.com. We post or otherwise make available on this website from time to time information that may be of interest to investors.
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse affect on our operations and future prospects include, but are not limited to, changes in: national, international (including trade volume growth), regional and local economic conditions generally and real estate markets specifically, legislation/regulation (including changes to laws governing the taxation of real estate investment trusts), our ability to qualify and maintain our status as a real estate investment trust, availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties, availability and attractiveness of terms of additional debt repurchases, interest rate levels, our ability to maintain our current credit agency ratings, competition, supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas, difficulties in consummating acquisitions and dispositions, risks related to our investments in properties through joint ventures, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs, changes in general accounting principles, policies and guidelines applicable to real estate investment trusts, risks related to doing business internationally (including foreign currency exchange risks and risks related to integrating international properties and operations) and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2008 and in the Company’s subsequent quarterly reports on Form 10-Q. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
A schedule of selected financial information is attached.
First Industrial Realty Trust, Inc. will host a quarterly conference call at 10:00 a.m. CDT, 11:00 a.m. EDT, on Wednesday, August 5, 2009. The conference may be accessed by dialing (888) 823-7459 and the passcode is “First Industrial”. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. A replay of the conference call will also be available on the website.
The Company’s second quarter supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, on the Investor Relations page.

Contact:	Art Harmon Director, Investor Relations and Corporate Communications (312) 344-4320
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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit)
(Unaudited)

	Three Months Ended		Six Months Ended
		As Adjusted (a)		As Adjusted (a)
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008

Statement of Operations and Other Data:
Total Revenues (b)	$108,038	$127,763	$220,578	$240,348

Property Expenses	(30,880)	(31,751)	(64,386)	(63,689)
General & Administrative Expense	(11,641)	(22,898)	(21,750)	(46,254)
Restructuring Costs	(72)	—	(4,816)	—
Depreciation of Corporate F, F&E	(546)	(513)	(1,143)	(974)
Depreciation and Amortization of Real Estate	(36,260)	(43,713)	(74,573)	(79,711)
Construction Expenses (b)	(17,789)	(32,432)	(35,672)	(54,733)

Total Expenses	(97,188)	(131,307)	(202,340)	(245,361)

Interest Income	721	1,118	1,282	1,762
Interest Expense	(29,391)	(28,011)	(57,489)	(57,262)
Amortization of Deferred Financing Costs	(754)	(712)	(1,462)	(1,425)
Mark-to-Market Gain on Interest Rate Protection Agreements	2,301	—	3,416	—
Gain from Early Retirement of Debt	3,986	1,489	3,986	1,489

Loss from Continuing Operations Before Equity in Net Income of Joint Ventures and Income Tax Benefit	(12,287)	(29,660)	(32,029)	(60,449)

Equity in Net Income of Joint Ventures (c)	1,551	3,268	1,580	6,570
Income Tax Benefit	2,606	3,336	4,421	5,844

Loss from Continuing Operations	(8,130)	(23,056)	(26,028)	(48,035)

Income from Discontinued Operations (Including Gain on Sale of Real Estate of $3,907 and $70,484 for the Three Months Ended June 30, 2009 and 2008, respectively and $8,320 and $143,844 for the Six Months Ended June 30, 2009 and 2008, respectively) (d)	4,362	75,133	9,196	154,736
(Provision) Benefit for Income Taxes Allocable to Discontinued Operations (Including a Benefit (Provision) Allocable to Gain on Sale of Real Estate of $34 and $(3,362) for the Three Months Ended June 30, 2009 and 2008, respectively and $128 and $(3,608) for the Six Months Ended June 30, 2009 and 2008, respectively) (d)	(43)	(3,753)	64	(4,159)

(Loss) Income Before Gain on Sale of Real Estate	(3,811)	48,324	(16,768)	102,542

Gain on Sale of Real Estate	—	4,337	460	12,009
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	—	(1,104)	(29)	(2,696)

Net (Loss) Income	(3,811)	51,557	(16,337)	111,855

Net Loss (Income) Attributable to the Noncontrolling Interest	925	(5,764)	2,907	(12,839)

Net (Loss) Income Attributable to First Industrial Realty Trust, Inc.	(2,886)	45,793	(13,430)	99,016

Preferred Dividends	(4,824)	(4,857)	(9,681)	(9,714)

Net (Loss) Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(7,710)	$40,936	$(23,111)	$89,302

RECONCILIATION OF NET (LOSS) INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (e) AND FAD (e)

Net (Loss) Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(7,710)	$40,936	$(23,111)	$89,302

Depreciation and Amortization of Real Estate	36,260	43,713	74,573	79,711
Depreciation and Amortization of Real Estate Included in Discontinued Operations	239	2,299	824	6,436
Noncontrolling Interest	(925)	5,764	(2,907)	12,839
Depreciation and Amortization of Real Estate — Joint Ventures (c)	1,124	1,885	2,946	3,723
Accumulated Depreciation/Amortization on Real Estate Sold	(2,303)	(37,566)	(5,442)	(79,498)
Accumulated Depreciation/Amortization on Real Estate Sold — Joint Ventures (c)	—	(143)	—	(867)
Non-NAREIT Compliant Economic Gains	(1,626)	(34,308)	(2,899)	(65,759)
Non-NAREIT Compliant Economic Gains from Joint Ventures (c)	(14)	(1,112)	(33)	(2,112)

Funds From Operations (NAREIT) (“FFO”) (e)	$25,045	$21,468	$43,951	$43,775

Gain from Early Retirement of Debt	(3,986)	(1,489)	(3,986)	(1,489)
Restricted Stock Amortization	2,625	4,724	8,047	8,184
Amortization of Deferred Financing Costs	754	712	1,462	1,425
Depreciation of Corporate F, F&E	546	513	1,143	974
Non-NAREIT Compliant Economic Gains	1,626	34,308	2,899	65,759
Non-NAREIT Compliant Economic Gains from Joint Ventures	14	1,112	33	2,112
Mark-to-Market Gain on Interest Rate Protection Agreements	(2,301)	—	(3,416)	—
Non-Incremental Capital Expenditures	(9,127)	(8,374)	(13,713)	(15,179)
Straight-Line Rent	(1,655)	(1,927)	(3,537)	(3,933)

Funds Available for Distribution (“FAD”) (e)	$13,541	$51,047	$32,883	$101,628

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit)
(Unaudited)

	Three Months Ended		Six Months Ended
		As Adjusted (a)		As Adjusted (a)
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008

RECONCILIATION OF NET (LOSS) INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (e) AND NOI (e)

Net (Loss) Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(7,710)	$40,936	$(23,111)	$89,302

Interest Expense	29,391	28,011	57,489	57,262
Restructuring Costs	72	—	4,816	—
Depreciation and Amortization of Real Estate	36,260	43,713	74,573	79,711
Depreciation and Amortization of Real Estate Included in Discontinued Operations	239	2,299	824	6,436
Preferred Dividends	4,824	4,857	9,681	9,714
(Benefit) Provision for Income Taxes	(2,563)	1,521	(4,456)	1,011
Noncontrolling Interest	(925)	5,764	(2,907)	12,839
Amortization of Deferred Financing Costs	754	712	1,462	1,425
Depreciation of Corporate F, F&E	546	513	1,143	974
Gain from Early Retirement of Debt	(3,986)	(1,489)	(3,986)	(1,489)
Depreciation and Amortization of Real Estate — Joint Ventures (c)	1,124	1,885	2,946	3,723
Accumulated Depreciation/Amortization on Real Estate Sold	(2,303)	(37,566)	(5,442)	(79,498)
Accumulated Depreciation/Amortization on Real Estate Sold — Joint Ventures (c)	—	(143)	—	(867)

EBITDA (e)	$55,723	$91,013	$113,032	$180,543

General and Administrative Expense	11,641	22,898	21,750	46,254
Mark-to-Market Gain on Interest Rate Protection Agreements	(2,301)	—	(3,416)	—
Non-NAREIT Compliant Economic Gains	(1,626)	(34,308)	(2,899)	(65,759)
Non-NAREIT Compliant Economic Gains from Joint Ventures (c)	(14)	(1,112)	(33)	(2,112)
NAREIT Compliant Economic Loss (Gains) (e)	22	(5,274)	(439)	(12,923)
FFO of Joint Ventures (e)	(5,503)	(8,681)	(10,053)	(16,655)

Net Operating Income (“NOI”) (e)	$57,942	$64,536	$117,942	$129,348

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NAREIT COMPLIANT ECONOMIC (LOSS) GAINS (e)

Gain on Sale of Real Estate	—	4,337	460	12,009
Gain on Sale of Real Estate included in Discontinued Operations	3,907	70,484	8,320	143,844
Non-NAREIT Compliant Economic Gains	(1,626)	(34,308)	(2,899)	(65,759)
Accumulated Depreciation/Amortization on Real Estate Sold	(2,303)	(37,566)	(5,442)	(79,498)
Assignment Fees	—	2,327	—	2,327

NAREIT Compliant Economic (Loss) Gains (e)	$(22)	$5,274	$439	$12,923

Weighted Avg. Number of Shares/Units Outstanding — Basic/Diluted (f)	49,975	49,416	49,947	49,411
Weighted Avg. Number of Shares Outstanding — Basic/Diluted (f)	44,439	43,128	44,294	43,056

Per Share/Unit Data:
FFO (NAREIT)	$25,045	$21,468	$43,951	$43,775
Less: Allocation to Participating Securities	—	499	—	911

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$25,045	$20,969	$43,951	$42,864
— Basic/Diluted (f)	$0.50	$0.42	$0.88	$0.87

Loss from Continuing Operations Less Noncontrolling Interest and Preferred Dividends	$(11,554)	$(21,571)	$(31,332)	$(42,302)
Less: Allocation to Participating Securities	—	—	—	—

Loss from Continuing Operations Less Noncontrolling Interest and Preferred Dividends Available to Common Stockholders	$(11,554)	$(21,571)	$(31,332)	$(42,302)
— Basic/Diluted (f)	$(0.26)	$(0.50)	$(0.71)	$(0.98)

Net (Loss) Income Available	$(7,710)	$40,936	$(23,111)	$89,302
Less: Allocation to Participating Securities	—	1,087	—	2,124

Net (Loss) Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders And Participating Securities	$(7,710)	$39,849	$(23,111)	$87,178
— Basic/Diluted (f)	$(0.17)	$0.92	$(0.52)	$2.02

Dividends/Distributions	N/A	$0.72	N/A	$1.44

FFO Payout Ratio	N/A	169.7%	N/A	166.0%
FAD Payout Ratio	N/A	71.4%	N/A	71.5%

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$3,365,211	$3,220,733
Real Estate and Other Held For Sale, Net	26,559	21,910
Total Assets	3,198,798	3,290,353
Debt	2,087,877	1,957,039
Total Liabilities	2,227,350	2,172,884
Total Equity	$971,448	$1,117,469

a) On January 1, 2009, the Company adopted newly issued guidance from the Financial Accounting Standards Board (“FASB”) regarding business combinations. The guidance states direct costs of a business combination, such as transaction fees, due diligence costs and consulting fees no longer qualify to be capitalized as part of the business combination. Instead, these direct costs need to be recognized as expense in the period in which they are incurred. Accordingly, the Company retroactively expensed these types of costs in 2008 related to pending operating property acquisitions. The impact on net income for the three and six months ended June 30, 2008 was to increase general and administrative expense by $62 and $129, respectively.
Additionally, on January 1, 2009, the Company adopted newly issued guidance from the Accounting Principle Board regarding accounting for convertible debt that may be settled for cash upon conversion. The guidance requires the liability and equity components of convertible debt instruments to be separately accounted for in a manner that reflects the issuer’s nonconvertible debt borrowing rate. The guidance requires that the value assigned to the debt component be the estimated fair value of a similar bond without the conversion feature, which would result in the debt being recorded at a discount. The resulting debt discount is then amortized over the period during which the debt is expected to be outstanding as additional non-cash interest expense. The impact on net income for the three and six months ended June 30, 2008 was to increase interest expense by $395 and $790, respectively, and decrease amortization of deferred financing fees by $10 and $20, respectively.
The impact of the adoption of the business combination and convertible debt guidance upon the balance sheet as of June 30, 2008 was to decrease total assets by $254, decrease total debt by $5,133 and increase total equity by $4,879.
Additionally, on January 1, 2009, the Company adopted new issued guidance from the Emerging Issues Task Force which requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) to be included in the two class method of the computation of EPS. The impact on basic and diluted EPS for the three and six months ended June 30, 2008 was a decrease in EPS of $0.03 and $0.05, respectively. The Company has conformed the calculation of FFO and FAD with the calculation of EPS.
b) Construction Revenues, included within Total Revenues, and Construction Expenses include revenues and expenses associated with the Company acting in the capacity of general contractor for certain third party development projects. Additionally, for the six months ended June 30, 2008, construction revenues and expenses include amounts relating to the sale of industrial units that the Company developed to sell.
c) Represents the Company’s share of net income, depreciation and amortization on real estate, accumulated depreciation and amortization on real estate sold from the Company’s joint ventures in which it owns minority equity interests and Non-NAREIT Compliant Economic Gains.
d) Accounting for discontinued operations issued by the FASB requires that the operations and gain (loss) on sale of qualifying properties sold and properties that are classified as held for sale be presented in discontinued operations. It also requires that prior periods be restated.
e) Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income available to First Industrial Realty Trust, Inc.’s common stockholders, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.
As used herein, the Company calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.’s common stockholders plus depreciation and amortization on real estate minus accumulated depreciation and amortization on real estate sold less non-NAREIT Compliant Economic Gains.
NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.
EBITDA is defined as NOI, plus the equity in FFO of the Company’s joint ventures which are accounted for under the equity method of accounting, plus NAREIT and Non-NAREIT Compliant Economic Gains, plus mark-to-market gain on interest rate protection agreements, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.
FAD is defined as EBITDA, minus GAAP interest expense, minus restructuring costs, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes or plus benefit for income taxes, minus mark-to-market gain on interest rate protection agreements, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.
FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income available to common stockholders (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD, as currently calculated by the Company, may not be comparable to similarly titled, but variously calculated, measures of other REITs.
In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. The Company has adopted the following definition of its same store pool of properties: Same store properties, for the period beginning January 1, 2009, include all properties owned prior to January 1, 2008 and held as an operating property through the end of the current reporting period and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2008 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent and the amortization of above/below market rent. For the quarters ended June 30, 2009 and 2008, NOI was $57,942 and $64,536, respectively; NOI of properties not in the Same Store Pool was $7,220 and $9,182, respectively; the impact of straight-line rent and the amortization of above/below market rent was $865 and $4,484, respectively. The Company excludes straight-line rents and above/below market rent amortization in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.
f) Pursuant to guidance issued by the FASB regarding the calculation of earnings per share, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted units would be antidilutive to the loss from continuing operations per share.